Exhibit 99.1

FOR FURTHER INFORMATION:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

419.785.3663

Tony.Cosentino@thebank-sbt.com

Rurban Financial Corp. Reports 2012 Third Quarter Results

DEFIANCE, Ohio, October 23, 2012 (GlobeNewswire) -- Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “the Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the third quarter and nine months ended September 30, 2012.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or “the Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the quarter ended September 30, 2012, Rurban reported net income of $1.3 million, or $0.27 per diluted share, compared to net income of $0.60 million, or $0.12 per diluted share, for the quarter ended September 30, 2011, and net income of $1.0 million, or $0.21 per diluted share, for the quarter ended June 30, 2012.

For the first nine months of 2012, net income was $3.3 million, or $0.68 per common share, compared to $1.4 million, or $0.29 per common share, for the prior-year nine month period. Excluding non-recurring items totaling $0.86 million after tax ($1.3 million pretax) from the first nine months of 2011, mainly from a balance sheet restructuring and a contract buyout penalty paid to RDSI, core earnings for the first nine months of 2011 were $0.53 million, or $0.11 per share.

Key items for the 2012 third quarter include:

•	Profitability improvement continues. The return on average assets rose to 82 bps this quarter, raising the YTD return to 69 bps.

•	Mortgage originations and gains on sale both reached a record level this past quarter.

•	Quarterly noninterest expense continues to trend downward albeit at a modest pace. Profitability improvement in 2012 has been derived primarily from fee income.

•	Portfolio loans increased by $16 million over the past twelve months, up 3.7 percent, led by commercial real estate. Recent growth consisted primarily of HELOCs and agricultural loans.

•	Nonperforming assets declined by $1.2 million, or 11 percent compared to September 30, 2011; they now stand at $9.4 million, or 1.49 percent of total assets. Reserve coverage of nonperforming loans at quarter-end was 96 percent.

•	Tangible leverage improved by 32 basis points from the prior quarter, to 5.53 percent; all bank regulatory ratios are in excess of “well-capitalized” levels.

“Our increasingly strong performance reflects the growing synergies within our organization,” stated Mark Klein, president and chief executive officer of Rurban Financial Corp. “Our strategy to build revenue is based on harnessing the energy and expertise of our bankers to build exceptional client relationships. State Bank is unique for a bank its size, with high level regional decision-makers located in the field alongside their bankers whom they quarterback on a day-to-day basis. Proximity to both clients and staff ensures that all aspects of the relationship are addressed and working smoothly. This includes impeccable service as well as the identification and fulfillment of client product needs.

“As a result of these growing synergies, we continue to attract new relationships as well as deepen existing ones. Our clients provide us with numerous opportunities to book high quality loans that are well-structured and appropriately priced. Despite the competitive loan environment, we have not compromised our strong underwriting standards. Our deposit market share is growing in nearly every region, and the mix continues to improve, all of which contributed to a 19 percent decline in our funding costs compared to last year. Every department of the Bank is positioned to refer opportunities to other areas of the Bank; 74 percent of all employees generated a referral last year that resulted in an additional piece of business. Similarly, we are seeing the impact with our mortgage lenders who just completed a record quarter of originations, and with our credit administration staff, where 2012 losses have declined to 23 basis points of average loans.

“Finally, we are also seeing it in our growing cash flow, which has enabled us to repay one quarter earlier than we had anticipated the interest on our trust preferred securities, which we had deferred since September 2010. Beginning next year, we should see a benefit to earnings from these reduced interest costs.

“Although revenue at RDSI has been declining due to market constraints, we have been successful in expanding several relationships and reducing costs to maintain a profit year to date.

“Overall,” concluded Mr. Klein, “we are pleased with our continuing progress to become a higher-performing bank, and have every reason to expect that the strategies we have in place will continue to build momentum.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income on a fully tax equivalent basis (“FTE”) and noninterest income, was $8.9 million for the third quarter of 2012, up $0.97 million, or 12.2 percent, from the third quarter of 2011, and higher by $0.37 million, or 4.3 percent, from the linked quarter.

Net interest income (FTE) for the 2012 third quarter was $5.52 million, 0.7 percent ahead of third quarter 2011. Average earning assets grew 2.4 percent; however, volume gains were partially offset by a seven basis point decline year over year in the net interest margin (FTE) to 3.91 percent. Relative to the 2012 second quarter, net interest income (FTE) grew 3.2 percent (12.7 percent annualized) as a result of substantial loan growth (up 1.7 percent for the quarter, or 6.8 percent annualized); this change in asset mix contributed to a ten basis point improvement in the net interest margin despite modestly declining yields.

Noninterest Income

Noninterest income was $3.4 million for the third quarter of 2012, an increase of $0.93 million from the $2.5 million reported for the year-ago third quarter and $0.2 million higher than the second quarter of 2012. Higher gains on loan sales, which for the third quarter included non-mortgage SBA and FSA loan sales, more than offset the decline in RDSI fee income.

Data Services

($’s in thousands)	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011
Data Processing & Network Services	$229	$194	$177	$320	$292
Payment Solutions	541	633	708	720	784
Contract Buyout	(53)	-	551	-	-
RDSI Gross Revenue	717	827	1,436	1,040	1,076
Less: Intercompany	(232)	(251)	(793)	(369)	(333)
Net Data Services Fees	$485	$576	$643	$671	$743

Gross revenue generated by RDSI, including services provided to Rurban/State Bank, was $0.72 million for the third quarter of 2012. Excluding Rurban/State Bank intercompany transactions from the quarter, net data services fees were $0.49 million for the current quarter compared to $0.74 million for the year-ago third quarter, a decline of $0.26 million.

Mortgage Banking

	Three Months Ended
($’s in thousands)	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011
Mortgage originations	$90,685	$79,901	$68,331	$85,114	$68,989
Mortgage sales	81,862	75,227	64,212	81,046	56,438
Mortgage servicing portfolio	488,930	459,380	422,802	402,062	370,033
Mortgage servicing rights	3,346	3,359	3,359	2,820	2,709

Mortgage servicing revenue:
Loan servicing fees	297	274	259	242	226
OMSR amortization	(369)	(254)	(349)	(329)	(251)
Net administrative fees	(72)	20	(90)	(87)	(25)
OMSR valuation adjustment	(120)	(185)	419	(221)	(771)
Net loan servicing fees	(192)	(165)	329	(308)	(796)
Gain on sale of mortgages	1,571	1,395	1,181	1,529	1,101
Mortgage banking revenue, net	$1,379	$1,230	$1,510	$1,221	$305

Mortgage banking continued its banner year, with third quarter loan originations reaching a new high: $90.7 million, up $21.7 million, or 31 percent, from the $69.0 million generated in the third quarter of 2011, and higher by $10.8 million than the previous quarter. Sales into the secondary market kept pace, with third quarter sales of $81.9 million, up $25.4 million, or 45 percent, above the $56.4 million sold in the year ago-quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.38 million for the third quarter of 2012 compared to $1.23 million for the linked quarter and $0.31 million for the year-ago third quarter. Year-to-date, the net mortgage servicing valuation adjustment was $0.11 million; the last two quarter’s negative valuation adjustments have virtually offset the large gain of the first quarter. The mortgage servicing portfolio at the end of the third quarter of 2012 was $488.9 million, up $118.9 million, or 32.1 percent, from 2011 third quarter-end.

Mortgage banking revenues accounted for 40.5 percent of noninterest income in the third quarter of 2012 compared to 12.3 percent in the year-earlier third quarter where impairment valuations reduced the contribution of mortgage banking. Excluding mortgage banking and data services fees, the $1.5 million remainder of noninterest income in the third quarter of 2012 was derived primarily from wealth management and customer service fees; each of these two business lines have contributed a remarkably stable stream of fee income modestly in excess of $0.6 million every quarter. In addition, during the third quarter, Rurban sold several SBA and FSA guaranteed loans which generated $170,000 of revenue. These gains offset $151,000 of losses on residential real estate properties sold at auction during the quarter.

Rurban’s revenue stream has benefited from the magnitude and diversity of its fee income. The Company remains highly diversified for its asset size; core noninterest income contributed 37.8 percent of third quarter 2012 core revenue; this compares to 31.1 percent for the year-ago third quarter.

Loan Loss Provision

The loan loss provision was $300,000 for the third quarter of 2012, unchanged from the third quarter of 2011, but higher by $100,000 from the linked quarter. The provision expense declined by $744,000, or 44 percent, year to date, reflecting a 19 percent decline in nonperforming loans, as well as a 64 percent decline in net charge-offs. As of September 30, 2012, the loan loss reserve was 1.47 percent of total loans, relatively unchanged throughout the past twelve months as a percentage of loans. At current levels, the loan loss reserve provides 96 percent coverage of nonperforming loans compared to reserve coverage of 72 percent at third quarter-end 2011.

Noninterest Expense

For the third quarter of 2012, noninterest expense was $6.73 million compared to $6.87 million and $6.82 million for the linked and year-ago quarters, respectively. Rurban has taken steps to make its salary structure more responsive to revenue growth through the implementation of incentive and commission-based compensation. Excluding $0.55 million and $0.27 million of commissions paid primarily to State Bank’s mortgage bankers in the third quarters of 2012 and 2011, respectively, salary expense declined 8.0 percent, consistent with a decline of 16 full-time equivalent staff, or 7.4 percent, over the past twelve-month period. Reflecting this improvement in third quarter 2012 operating revenue and expense, the core efficiency ratio declined to 73.0 percent, from 83.1 percent for the year-ago quarter.

Balance Sheet

Total assets as of September 30, 2012 were $630.2 million, an increase of $6.4 million, or 1.0 percent, from September 30, 2011. Over the same twelve-month time frame, total deposits grew $0.9 million and loans grew $16.1 million. This higher level of loans outstanding relative to assets has provided support to Rurban’s net interest margin as has the shift in deposit mix further toward lower-cost non-maturity deposits, which now comprise 61 percent of total deposits compared to 57 percent for the year-ago quarter. Improvements in the deposit mix, combined with the continuing decline in interest rates, reduced the cost of interest-bearing liabilities a further 21 basis points, or 17.7 percent, during the course of the past twelve months, to 98 basis points. The same factors, a change in the mix and declining rates, contributed to the 29 basis point, or 5.7 percent, decline in earning asset yields.

Loan Portfolio

($ in Thousands)	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Variance YOY
Commercial & Industrial (C&I)	$76,043	$75,964	$78,450	$78,112	$77,269	$(1,226)
% of Total	16.7%	16.8%	17.8%	17.7%	17.6%	(1.6%)
Commercial Real Estate	198,682	199,918	188,984	187,829	186,411	12,271
% of Total	43.6%	44.2%	43.0%	42.4%	42.4%	6.6%
Agriculture	42,988	41,093	37,741	38,361	38,601	4,387
% of Total	9.4%	9.1%	8.6%	8.7%	8.8%	11.4%
Residential Real Estate	85,727	85,046	84,771	87,656	85,399	328
% of Total	18.8%	18.8%	19.3%	19.8%	19.5%	0.4%
Consumer & Other	51,581	50,089	49,775	50,596	51,246	335
% of Total	11.3%	11.1%	11.3%	11.4%	11.7%	0.7%

Total Loans	$455,021	$452,110	$439,721	$442,554	$438,926	$16,095
						3.7%

Total loans were $455.0 million at September 30, 2012 compared to $438.9 million for the prior-year period, up $16.1 million, or 3.7 percent. Commercial real estate (“CRE”) loans accounted for 76 percent of total loan growth over the past twelve-month period, up $12.3 million, or 6.6 percent. CRE loans currently comprise 43.6 percent of State Bank’s loan portfolio, followed by residential real estate and C&I loans, at 18.8 percent and 16.7 percent, respectively. Although CRE loans showed the largest dollar increase at $12.3 million, agriculture loans showed the highest growth rate year over year, at 11.4 percent.

Asset Quality

Nonaccruing loans were $5.2 million as of September 30, 2012, a decline of $2.1 million, or 28 percent from the year-earlier level. The greatest improvement was reflected in the CRE portfolio, where nonaccrual loans declined over the past twelve months by $1.8 million, or 80 percent, to $0.45 million as of September 30, 2012. Currently, Rurban has only two nonperforming relationships that exceed $1.0 million; together, they account for $2.3 million, or 25 percent, of nonperforming assets.

Summary of Nonperforming Assets
($ in Thousands)
Nonaccruing Loan Category	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011
Commercial & Industrial (C&I)	$1,362	$1,467	$2,021	$2,393	$2,466
% of Total C&I loans	1.78%	1.93%	2.58%	3.06%	3.19%
Commercial Real Estate	448	1,345	1,481	1,456	2,210
% of Total CRE loans	0.23%	0.67%	0.78%	0.78%	1.19%
Agriculture	3	-	113	-	87
% of Total Ag loans	0.01%	-	0.30%	-	0.23%
Residential Real Estate	2,607	1,958	1,840	2,471	2,107
% of Total Res. RE loans	3.04%	2.30%	2.17%	2.82%	2.47%
Consumer & Other	829	545	1,056	580	461
% of Consumer & Other loans	1.61%	1.09%	2.12%	1.15%	0.90%
Total Nonaccruing Loans	5,249	5,315	6,511	6,900	7,331
% of Total Loans	1.15%	1.18%	1.48%	1.56%	1.67%
Accruing Restructured Loans	1,735	1,837	1,593	1,334	1,311
Total Nonperforming Loans	$6,984	$7,152	$8,104	$8,234	$8,642
% of Total Loans	1.53%	1.58%	1.84%	1.86%	1.97%
OREO & Repossessed Vehicles	2,415	1,708	1,807	1,830	1,970
Total Nonperforming Assets	9,399	$8,860	$9,911	$10,064	$10,612
% of Total Assets	1.49%	1.40%	1.54%	1.60%	1.70%

Rurban moved one large loan in excess of $500,000 to nonperforming status this past quarter. Apart from this one major addition, problem assets continue to reduce at an expeditious rate.

NONPERFORMING ASSET RECONCILIATION

($ in Thousands)	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011
Beginning Balance	$8,860	$9,911	$10,064	$10,612	$11,441
Additions	1,396	1,209	906	1,193	432
Returns to performing status	(163)	(306)	(419)	(169)	(206)
Principal payments	(146)	(1,773)	(402)	(375)	(281)
Sale of OREO/OAO	(152)	(147)	(23)	(358)	(246)
Loan charge-offs	(294)	(220)	(474)	(648)	(527)
Valuation write-downs	-	(58)	-	(214)	-
Restructured Loan Activity	(102)	244	259	23	(1)
Net Change	522	(1,051)	(153)	(548)	(829)
Total	$9,399	$8,860	$9,911	$10,064	$10,612

Capitalization

Capital ratios continue to improve, but still remain at the low end of management’s objectives. Tangible leverage increased 90 basis points over the past twelve months, and now stands at 5.53 percent. All bank regulatory ratios remain in excess of “well-capitalized” levels, and have improved relative to the prior year and linked quarter; holding company ratios have shown consistent quarterly improvement since mid-year 2011. At September 30, 2012, State Bank’s Total Risk-Based Capital was $58.0 million, $20.7 million above the well-capitalized level; the Total Risk-based Capital Ratio was 12.4 percent. As of September 30, 2012, Rurban had 4,861,779 common shares outstanding.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, and one center in Fort Wayne, Indiana; and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

RURBAN FINANCIAL CORP. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	September	June	March	December	September
($ in Thousands)	2012	2012	2012	2011	2011

ASSETS
Cash and due from banks	$10,289	$14,636	$29,602	$14,846	$13,764

Securities available for sale, at fair value	101,247	102,537	110,603	111,978	104,615
Other securities - FRB and FHLB Stock	3,748	3,748	3,685	3,685	3,748

Total investment securities	104,995	106,285	114,288	115,663	108,363

Loans held for sale	11,584	10,595	11,384	5,238	10,590

Loans, net of unearned income	455,021	452,110	439,721	442,554	438,926
Allowance for loan losses	(6,696)	(6,618)	(6,609)	(6,529)	(6,235)

Net loans	448,325	445,492	433,112	436,025	432,691

Premises and equipment, net	12,898	13,190	13,282	13,773	14,120
Purchased software	334	355	386	159	805
Cash surrender value of life insurance	12,491	12,401	12,312	12,224	12,134
Goodwill	16,353	16,353	16,353	16,353	16,734
Core deposits and other intangibles	1,376	1,534	1,691	1,849	2,006
Foreclosed assets held for sale, net	2,415	1,708	1,807	1,830	1,970
Mortgage servicing rights	3,346	3,359	3,359	2,820	2,709
Accrued interest receivable	1,832	1,597	1,802	1,635	2,061
Other assets	3,967	5,026	5,598	6,249	5,846

Total assets	$630,205	$632,531	$644,976	$628,664	$623,793

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$69,250	$68,918	$71,077	$65,963	$62,080
Interest bearing demand	112,230	109,268	118,898	107,446	103,229
Savings	53,505	53,777	52,599	49,665	48,146
Money market	78,006	81,114	82,799	74,244	79,163
Time deposits	202,259	205,584	210,119	221,447	221,731

Total deposits	515,250	518,661	535,492	518,765	514,349

Notes payable	1,975	2,249	2,519	2,788	2,865
Advances from Federal Home Loan Bank	18,500	17,500	12,611	12,776	12,940
Repurchase agreements	13,735	15,824	17,771	18,779	18,778
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	4,223	3,836	3,556	2,954	2,704
Other liabilities	3,972	3,567	3,381	4,050	3,985

Total liabilities	578,275	582,257	595,950	580,732	576,241

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,363	15,350	15,338	15,323	15,302
Retained earnings	23,755	22,452	21,438	20,466	20,192
Accumulated other comprehensive income	2,012	1,672	1,450	1,343	1,258
Treasury stock	(1,769)	(1,769)	(1,769)	(1,769)	(1,769)

Total equity	51,930	50,274	49,026	47,932	47,552

Total liabilities and equity	$630,205	$632,531	$644,976	$628,664	$623,793

RURBAN FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	September	June	March	December	September	September	September
Interest income	2012	2012	2012	2011	2011	2012	2011
Loans
Taxable	$6,106	$6,037	$5,928	$6,171	$6,251	$18,071	$18,273
Nontaxable	21	24	23	24	24	68	50
Securities
Taxable	383	403	399	387	446	1,185	1,623
Nontaxable	156	146	147	170	172	449	810

Total interest income	6,666	6,610	6,497	6,752	6,893	19,773	20,756

Interest expense
Deposits	694	768	854	946	976	2,316	3,035
Other borrowings	17	(2)	34	22	25	49	74
Repurchase Agreements	11	60	68	70	72	139	842
Federal Home Loan Bank advances	92	75	74	77	79	241	325
Trust preferred securities	418	441	592	358	356	1,451	1,049

Total interest expense	1,232	1,342	1,622	1,473	1,508	4,196	5,325

Net interest income	5,434	5,268	4,875	5,279	5,385	15,577	15,431

Provision for loan losses	300	200	450	299	297	950	1,694

Net interest income after provision
for loan losses	5,134	5,068	4,425	4,980	5,088	14,627	13,737

Noninterest income
Data service fees	485	576	643	671	743	1,704	2,959
Trust fees	646	607	642	623	629	1,895	1,993
Customer service fees	677	668	631	647	664	1,976	1,885
Gain on sale of mortgage and OMSR's	1,572	1,395	1,181	1,529	1,101	4,148	2,091
Mortgage loan servicing fees, net	(192)	(165)	329	(308)	(796)	(28)	(661)
Gain on sale of non-mortgage loans	170	-	-	127	-	170	81
Net gain on sales of securities	-	-	-	-	-	-	1,871
Loss on sale or disposal of assets	(151)	(50)	(56)	(46)	(27)	(257)	(287)
Other income	201	177	211	180	161	589	503

Total non-interest income	3,408	3,208	3,581	3,423	2,475	10,197	10,435

Noninterest expense
Salaries and employee benefits	3,597	3,597	3,499	3,488	3,583	10,693	10,686
Net occupancy expense	515	528	548	531	568	1,591	1,669
Equipment expense	722	712	711	709	690	2,145	2,119
FDIC insurance expense	91	223	214	191	145	528	717
Fixed asset and software impairment	-	-	-	609	-	-	-
Data processing fees	103	121	113	131	158	337	494
Professional fees	451	390	385	493	377	1,226	1,428
Marketing expense	85	103	90	93	89	278	235
Printing and office supplies	39	67	78	52	86	184	281
Telephone and communication	151	139	144	139	141	434	441
Postage and delivery expense	223	200	229	235	260	652	863
State, local and other taxes	128	118	120	77	103	366	381
Employee expense	118	119	106	113	143	343	411
Other intangible amortization expense	157	158	157	157	185	472	579
OREO Impairment	-	58	-	214	-	58	-
Other expenses	345	338	282	359	295	965	1,977

Total non-interest expense	6,725	6,871	6,676	7,972	6,823	20,272	22,281

Income before income tax expense	1,817	1,405	1,330	431	740	4,552	1,891

Income tax expense	513	391	358	157	137	1,262	500

Net income	$1,304	$1,014	$972	$274	$603	$3,290	$1,391

Common share data:
Basic earnings per common share	$0.27	$0.21	$0.20	$0.06	$0.12	$0.68	$0.29

Diluted earnings per common share	$0.27	$0.21	$0.20	$0.06	$0.12	$0.68	$0.29

Average shares outstanding ($ in thousands):
Basic:	4,862	4,862	4,862	4,862	4,862	4,862	4,862
Diluted:	4,862	4,862	4,862	4,862	4,862	4,862	4,862

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended

	September	June	March	December	September	September	September
SUMMARY OF OPERATIONS	2012	2012	2012	2011	2011	2012	2011

Net interest income	$5,434	5,268	4,875	5,279	5,385	15,577	15,431
Tax-equivalent adjustment	$91	88	88	100	101	266	443
Tax-equivalent net interest income (core)	$5,525	5,356	4,963	5,379	5,486	15,843	15,874
Provision for loan loss	$300	200	450	299	297	950	1,694
Noninterest income	$3,408	3,208	3,581	3,423	2,475	10,197	10,435
Less: Non core items	$(53)	-	(90)	-	-	(143)	(2,390)
Core noninterest income	$3,355	3,208	3,491	3,423	2,475	10,054	8,044
Total revenue, tax-equivalent	$8,933	8,564	8,544	8,802	7,961	26,040	26,309
Core revenue, tax-equivalent	$8,880	8,564	8,454	8,802	7,961	25,897	23,918
Noninterest expense	$6,725	6,871	6,676	7,972	6,823	20,272	22,281
Less: Non core items	$-	-	-	990	-	-	1,083
Core noninterest expense	$6,725	6,871	6,676	6,982	6,823	20,272	21,198
Pre provision pretax income	$2,117	1,605	1,780	730	1,037	5,502	3,585
Core pre provision pretax income	$2,064	1,605	1,690	1,720	1,037	5,359	2,277
Pretax income	$1,817	1,405	1,330	431	740	4,552	1,891
Net income	$1,304	1,014	972	274	603	3,290	1,391
Core earnings after tax	$1,269	1,014	913	927	603	3,196	528

PER SHARE INFORMATION:
Basic & diluted earnings	$0.27	0.21	0.20	0.06	0.12	0.68	0.29
Core earnings	$0.26	0.21	0.19	0.19	0.12	0.66	0.11
Book value per common share	$10.68	10.34	10.08	9.86	9.78	10.68	9.78

PERFORMANCE RATIOS:
Return on average assets	0.82%	0.63%	0.61%	0.17%	0.38%	0.69%	0.29%
Core return on average assets	0.80%	0.63%	0.57%	0.58%	0.38%	0.67%	0.11%
Return on average common equity	10.25%	8.20%	8.04%	2.33%	5.12%	8.84%	3.97%
Core return on avg. tangible common equity	15.49%	13.01%	12.18%	13.21%	8.80%	13.57%	2.54%
Earning asset yield	4.78%	4.76%	4.77%	4.93%	5.07%	4.77%	5.06%
Cost of interest bearing liabilities	0.98%	1.05%	1.28%	1.15%	1.19%	1.10%	1.35%
Core efficiency ratio	72.61%	77.66%	76.17%	74.80%	83.05%	75.43%	85.18%
Core net interest income/ Average assets	3.48%	3.33%	3.12%	3.38%	3.50%	3.31%	3.28%
Core noninterest income/ Average assets	2.11%	1.99%	2.20%	2.15%	1.58%	2.10%	1.66%
Core noninterest expense/ Average assets	4.24%	4.27%	4.20%	4.39%	4.35%	4.23%	4.38%
Core noninterest income/ Operating revenue	37.56%	37.46%	40.86%	38.89%	31.09%	38.61%	30.58%
Net interest margin	3.85%	3.75%	3.53%	3.80%	3.90%	3.71%	3.68%
Tax equivalent effect	0.06%	0.06%	0.07%	0.07%	0.08%	0.06%	0.11%
Net interest margin - fully tax equivalent basis	3.91%	3.81%	3.60%	3.87%	3.98%	3.77%	3.79%

ASSET QUALITY RATIOS:
Gross charge-offs	$302	252	474	648	527	1,028	2,759
Recoveries	$78	62	104	642	21	244	584
Net charge-offs	$223	190	370	6	506	784	2,175
Nonaccruing loans/ Total loans	1.15%	1.18%	1.48%	1.56%	1.67%	1.15%	1.67%
Nonperforming loans/ Total loans	1.53%	1.58%	1.84%	1.86%	1.97%	1.53%	1.97%
Nonperforming assets/ Loans & OREO	2.05%	1.95%	2.24%	2.26%	2.41%	2.05%	2.41%
Nonperforming assets/ Total assets	1.49%	1.40%	1.54%	1.60%	1.70%	1.49%	1.70%
Allowance for loan loss/ Nonperforming loans	95.9%	92.5%	81.6%	79.3%	72.1%	95.9%	72.1%
Allowance for loan loss/ Total loans	1.47%	1.46%	1.50%	1.48%	1.42%	1.47%	1.42%
Net loan charge-offs/ Average loans (ann.)	0.20%	0.17%	0.34%	0.01%	0.46%	0.23%	0.67%
Loan loss provision/ Net charge-offs	134.46%	105.22%	121.52%	5243.77%	58.69%	121.22%	77.92%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	88.31%	87.17%	82.12%	85.31%	85.34%	88.31%	85.34%
Equity/ Assets	8.24%	7.95%	7.60%	7.62%	7.62%	8.24%	7.62%
Tangible equity/ Tangible assets	5.53%	5.21%	4.88%	4.85%	4.63%	5.53%	4.63%

END OF PERIOD BALANCES
Total loans	$455,021	452,110	439,721	442,554	438,926	455,021	438,926
Total assets	$630,205	632,531	644,976	628,664	623,793	630,205	623,793
Deposits	$515,250	518,661	535,492	518,765	514,349	515,250	514,349
Stockholders equity	$51,930	50,274	49,026	47,932	47,552	51,930	47,552
Tangible equity	$33,867	32,032	30,596	29,571	28,007	33,867	28,007
Full-time equivalent employees	199	204	203	210	215	199	215

AVERAGE BALANCES
Total loans	$454,634	446,786	436,384	437,020	437,744	445,982	435,855
Total earning assets	$565,144	562,169	552,016	556,004	551,744	559,795	558,721
Total assets	$635,012	643,859	635,849	636,932	627,291	638,275	645,803
Deposits	$515,795	527,992	523,193	522,472	512,190	522,149	514,197
Stockholders equity	$50,905	49,464	48,377	47,035	47,087	49,622	46,742
Tangible equity	$32,779	31,165	29,981	28,082	27,414	31,405	27,711

	RURBAN FINANCIAL CORP.
	Rate Volume Analysis - (Unaudited)
	For the Three and Nine Months Ended September 30, 2012 and 2011

($ in Thousands)	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$87,528	383	1.75%	$91,436	446	2.25%
Non-taxable securities	15,566	236	6.06%	15,762	260	6.60%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	462,050	6,138	5.31%	444,546	6,287	5.66%

Total earning assets	$565,144	6,757	4.78%	$551,744	6,994	5.07%

Cash and due from banks	13,407			16,391
Allowance for loan losses	(6,707)			(6,502)
Premises and equipment	15,390			17,009
Other assets	47,778			48,649

Total assets	$635,012			$627,291

Liabilities
Savings and interest-bearing demand	$243,004	47	0.08%	$230,591	88	0.15%
Time deposits	203,104	647	1.28%	218,647	889	1.71%
Repurchase agreements	13,972	11	0.31%	18,643	72	3.33%
Advances from FHLB	18,082	92	2.04%	14,967	79	2.56%
Junior subordinated debentures	20,620	403	7.82%	20,620	356	6.90%
Notes payable & other borrowed funds	2,076	31	5.97%	3,048	25	6.53%

Total interest-bearing liabilities	$500,858	1,232	0.98%	$506,516	1,508	1.19%

Non interest-bearing demand	69,687			62,952
Other liabilities	13,562			10,736

Total liabilities	584,107			580,204

Equity	$50,905			$47,087

Total liabilities and equity	$635,012			$627,291

Net interest income (tax equivalent basis)		$5,525			$5,486

Net interest income as a percent of average interest-earning assets			3.91%			3.98%

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$91,917	1,185	1.72%	$98,863	1,623	2.19%
Non-taxable securities	14,911	680	6.08%	24,003	1,226	6.81%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	452,967	18,174	5.35%	435,855	18,350	5.61%

Total earning assets	$559,795	20,039	4.77%	$558,721	21,200	5.06%

Cash and due from banks	21,740			27,660
Allowance for loan losses	(6,506)			(6,659)
Premises and equipment	14,962			16,837
Other assets	48,285			49,244

Total assets	$638,275			$645,803

Liabilities
Savings and interest-bearing demand	$244,744	167	0.09%	$234,951	297	0.17%
Time deposits	208,645	2,149	1.37%	215,647	2,739	1.69%
Repurchase agreements	16,344	139	1.14%	35,552	842	3.16%
Advances from FHLB	14,641	241	2.19%	16,632	325	2.61%
Junior subordinated debentures	20,620	1,396	9.03%	20,620	1,048	6.78%
Notes payable & other borrowed funds	2,315	103	5.94%	3,171	74	3.10%

Total interest-bearing liabilities	$507,308	4,196	1.10%	$526,574	5,325	1.35%

Non interest-bearing demand	68,761			63,599
Other liabilities	12,584			8,889

Total liabilities	588,653			599,061

Equity	$49,622			$46,742

Total liabilities and equity	$638,275			$645,803

Net interest income (tax equivalent basis)		$15,843			$15,875

Net interest income as a percent of average interest-earning assets			3.77%			3.79%

Rurban Financial Corp.

Segment Reporting - (Unaudited)

Three Months Ended September 30, 2012

($ in Thousands)	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest income	$6,666	$-	$6,666	$-	$-	$6,666
Interest expense	798	418	1,216	16	-	1,232

Net interest income	5,868	(418)	5,450	(16)	-	5,434

Provision for loan loss	300	-	300	-	-	300

Non-interest income	3,017	84	3,101	717	(410)	3,408
Non-interest expense	6,068	290	6,358	736	(369)	6,725

Net income - QTD	$1,776	$(437)	$1,339	$(24)	$(11)	$1,304

Performance Measures

Average assets - QTD	$627,556	$-	$632,423	$2,589	$-	$635,012
Return on average assets	1.13%	-	0.85%	-3.71%	-	0.82%

Average equity - QTD	$71,875	$-	$50,905	$(1,270)	$-	$50,905
Return on average equity	9.88%	-	10.52%	-	-	10.25%

Average loans - QTD	$462,050	$2,000	$464,050	$-	$(2,000)	$462,050
Average deposits - QTD	$518,100	$-	$518,100	$-	$(2,304)	$515,795

Rurban Financial Corp.

Segment Reporting - (Unaudited)

Nine Months Ended September 30, 2012

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest income	$19,856	$-	$19,856	$-	$(83)	$19,773
Interest expense	2,697	1,451	4,147	99	(50)	4,196

Net interest income	17,160	(1,451)	15,709	(99)	(33)	15,577

Provision for loan loss	950	-	950	-	-	950

Non-interest income	8,802	223	9,025	2,980	(1,808)	10,197
Non-interest expense	18,597	954	19,551	2,461	(1,740)	20,272

Net income - YTD	$4,539	$(1,456)	$3,084	$277	$(71)	$3,290

Performance Measures

Average assets - YTD	$630,910	$-	$635,356	$2,919	$-	$638,275
Return on average assets	0.96%	-	0.65%	12.68%	-	0.69%

Average equity - YTD	$70,649	$-	$49,622	$(1,613)	$-	$49,622
Return on average equity	8.57%	-	8.29%	-	-	8.84%

Average loans - YTD	$453,495	$2,000	$455,495	$-	$(2,528)	$452,967
Average deposits - YTD	$523,970	$-	$523,970	$-	$(1,821)	$522,149

RURBAN FINANCIAL CORP.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended					Nine Months Ended

($ in Thousands)	September	June	March	December	September	September	September
	2012	2012	2012	2011	2011	2012	2011

GAAP Earnings	$1,304	$1,014	$972	$274	$603	$3,290	$1,391

Realized securities gains (1)	-	-	-	-	-	-	(1,871)
Prepayment penalties (1)	-	-	-	-	-	-	1,083
Hardware write-offs (2)	-	-	-	609	-	-	-
Contract buyouts (2)	(53)	-	(90)	-	-	(143)	(519)
Writedown of goodwill and other intangibles (2)	-	-	-	381	-	-	-

Total non-core Items	(53)	-	(90)	990	-	(143)	(1,307)

Applicable income tax effect on non-core Items	18	-	31	(336)	-	49	445

After-tax non core Items	(35)	-	(59)	653	-	(94)	(863)

Core recurring net income	$1,269	$1,014	$913	$927	$603	$3,196	$528

(1) State Bank & Trust

(2) RDSI

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	September	June	March	December	September	September	September
($ in Thousands)	2012	2012	2012	2011	2011	2012	2011

Recurring total revenue - excluding realized securities gains/losses, gains/losses on sales of assets, interest accrued on RDSI loans ("Core revenue")	8,933	8,564	8,454	8,802	7,961	25,950	23,918

Tax equivalent adjustment (1)	91	88	88	100	101	266	443
Contract buyouts (2)	-	-	(90)	-	-	(90)	(519)
Realized securities gains (1)	-	-	-	-	-	-	(1,871)
(Gains)/losses on sales of assets (1)	-	-	-	-	-	-	-
						-	-
Total nonrecurring items	91	88	(2)	100	101	176	(1,947)
						-	-
Total GAAP revenue	8,842	8,476	8,456	8,702	7,860	25,774	25,866

Recurring net Interest Income - excluding interest accrued on New Core loan ("Core noninterest income")	5,525	5,356	4,963	5,379	5,486	15,843	15,874

Tax equivalent adjustment (1)	91	88	88	100	101	266	443

Total nonrecurring items	91	88	88	100	101	266	443

GAAP Net interest income	5,434	5,268	4,875	5,279	5,385	15,577	15,431

Recurring noninterest income - excluding realized securities gains/losses, gains/losses on sales of assets, etc. ("Core noninterest income")	3,355	3,208	3,491	3,423	2,475	10,054	8,044

Contract buyouts (2)	(53)	-	(90)	-	-	(143)	(519)
Realized securities gains (1)	-	-	-	-	-	-	(1,871)

Total nonrecurring items	(53)	-	(90)	-	-	(143)	(2,390)

GAAP noninterest income	3,408	3,208	3,581	3,423	2,475	10,197	10,435

Recurring loan loss provision	300	200	450	299	297	950	1,694

Total nonrecurring items	-	-	-	-	-	-	-

GAAP loan loss provision	300	200	450	299	297	950	1,694

Recurring noninterest expense -- excluding unrealized OREO writedowns, writedowns of goodwill and other intangibles, software and hardware writedowns, contract write-offs, early termination fees and RDSI loan write-off	6,725	6,871	6,676	6,982	6,823	20,272	21,198

FHLB/REPO prepayment penalties (1)	-	-	-	-	-	-	1,083
Hardware write-offs (2)	-	-	-	609	-	-	-
Writedown of goodwill and other intangibles (2)	-	-	-	381	-	-	-
						-	-
Total Nonrecurring items	-	-	-	990	-	-	1,083
						-	-
GAAP Noninterest Expense	6,725	6,871	6,676	7,972	6,823	20,272	22,281